Exhibit 10.1

BURGERFI INTERNATIONAL, INC.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of May 23, 2023 by and between BurgerFi International, Inc., a Delaware corporation (“Company”), and Carl Bachmann, a New York resident (“Employee”).

WITNESSETH:

WHEREAS, on the terms and subject to the conditions hereinafter set forth, Company desires to engage Employee as its Chief Executive Officer, and Employee desires to work with Company and to render Employee’s duties to Company as set forth in Section 3 below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals and Exhibits. The foregoing recitals and any exhibits referred to herein and attached hereto are true and correct and are incorporated herein by this reference.

2. Engagement. In exchange for the compensation set forth in Section 5 below and subject to the other terms and conditions hereinafter set forth, Company hereby engages Employee as its Chief Executive Officer, on an exclusive basis, to render Employee’s duties set forth in this Agreement as an at-will employee of Company, and Employee hereby accepts such engagement.

3. Employee Duties. Subject to the terms and conditions herein, Employee shall serve as Company’s exclusive employee, working under the direction of the Board of Directors of Company (the “Board”) and its Executive Chairman.

3.1 Employee shall perform the duties consistent with Employee’s title and position and such other duties commensurate with such position and title as shall be specified or designated by Company or the Board from time to time. Subject to the Employee’s frequent travel between Company’s headquarters and Employee’s primary residence in New York, as set forth in Section 5.7 below, the principal place of performance by Employee of Employee’s duties hereunder shall be Broward County, Florida or such other location of the corporate offices from time to time; provided, however, that Employee may be required to reasonably travel outside of such area in connection with the performance of Employee’s duties.

3.2 Employee agrees to comply with all applicable laws and governmental rules, orders and regulations, and to conduct its business and activities so as to maintain and increase the goodwill and reputation of Company.

3.3 Employee acknowledges Company’s interest in maintaining and promoting Company’s reputation for quality and service. From time to time, Company may establish reasonable policies, procedures and requirements that will be applicable and disseminated to its Employees. Employee hereby agrees to strictly comply with all such policies, procedures and requirements.

3.4 Subject to the proviso below in Section 3.6, Employee shall devote his or her entire business time, energy and skill to Employee’s services under this Agreement.

3.5 Employee will use his or her best efforts to promote and serve the interests of Company and perform Employee’s duties and obligations hereunder in a diligent, trustworthy, businesslike, efficient and lawful manner.

3.6 Employee will not engage in any activity that, directly or indirectly, impairs or conflicts with the performance of Employee’s obligations and duties to Company; provided, however, that the foregoing shall not prevent Employee from managing Employee’s personal affairs and passive personal investments, including participating in charitable, civic, educational, professional or community affairs, so long as, in the aggregate, any such activities do not unreasonably interfere or conflict with Employee’s duties hereunder or create a potential business or fiduciary conflict with Company, as reasonably determined by Company.

4. At-Will Employment. Employee’s employment hereunder shall commence on July 10, 2023 (the “Commencement Date”) and shall continue thereafter, unless terminated as provided in Section 6 below. Employment with Company is “at-will.” This means that either Employee or Company may terminate the employment relationship, for any reason, at any time, subject to Section 6 below.

5. Compensation. As compensation in full for the performance of Employee’s duties hereunder, Employee shall receive the following:

5.1 Salary. An annual salary of $525,000 (the “Base Salary”), subject to applicable withholdings and deductions, and paid in 24 or 26 installments, every other week or twice each month, as other employees of Company are paid, subject to review at the end of each fiscal year by the Compensation Committee and the Board. Employee acknowledges and agrees that Employee may be paid by a parent company or other affiliate of Company (“Paymaster”). Notwithstanding payment by Paymaster or reimbursement by an affiliate, Employee acknowledges and agrees that his or her sole contractual arrangement is with Company, Employee is not an employee of Paymaster or any affiliate, and Employee shall not have any claims against Paymaster or any affiliate relating to or arising out of Employee’s engagement by Company.

5.2 Bonus. Employee shall have the opportunity to earn an annual performance bonus of up to 50% of Employee’s Base Salary based upon the achievement of performance objectives determined by the Compensation Committee and Board, which shall initially be determined based on the achievement of the key performance indicators set forth on Exhibit A attached hereto.

5.3 Restricted Stock Units. The ability to earn up to 500,000 shares of Company common stock through a performance-based restricted stock unit grant (the “Restricted Stock Unit Grant”) through the Company’s 2020 Omnibus Equity Incentive Plan (the “Plan”). Such Restricted Stock Unit Grant shall vest in five equal installments (i.e., 100,000 each year) vesting on the first March 29 following the date of grant (the “Annual Vesting Date”) and an additional 20% on each Annual Vesting Date thereafter for each of the first five years of employment with Company, subject to Employee’s achievement of the key performance indicators set forth on Exhibit A attached hereto for the prior fiscal year, as determined in March of the year following such fiscal year, so long as Employee is still an employee in good standing at the time of each such anniversary, subject to the terms and conditions of the Restricted Stock Unit Award Agreement attached hereto as Exhibit B.

5.4 Time-Based Restricted Stock Units. The ability to receive up to an additional 500,000 shares of Company common stock through a time-based restricted stock unit grant (“Time-Based Restricted Stock Unit Grant”) through the Plan. Such Time-Based Restricted Stock Unit Grant shall vest in five equal installments (i.e., 100,000 each year), vesting on the Annual Vesting Date and an additional 20% vesting on each Annual Vesting Date thereafter for each of the first five years of employment with Company, so long as Employee is still an employee in good standing at the time of each such anniversary, subject to the terms and conditions of the Time-Based Stock Unit Award Agreement attached hereto as Exhibit C.

5.5 Unrestricted Stock Awards. Subject to Employee’s Open Market Purchase obligation as set forth below in Section 7, as soon as practicable following the Commencement Date, Company shall grant to Employee the number of shares of Company common stock equal to the Open Market Purchase (as defined below in Section 7) (the “Open Market Purchase Shares”). The Open Market Purchase Shares shall be granted under the Plan and shall be fully vested and free from restriction as of the date of grant.

5.6 Signing Bonus. Subject to Employee’s Open Market Purchase obligation as set forth below in Section 7, Company shall pay Employee a lump sum cash signing bonus of $100,000 (the “Signing Bonus”) on Company’s next regular payroll date following the Commencement Date; provided, however, that, Employee shall repay the gross amount of the Signing Bonus if, prior to the date that is six (6) months after the Commencement Date, Employee terminates Employee’s employment without Good Reason (as defined below in Section 6.3) or Company terminates Employee’s employment for Cause (as defined below in Section 6.2).

5.7 Travel and Housing Expenses. Employee shall be entitled to reimbursement for travel and housing expenses, including to and from Company’s headquarters to his primary residence in New York, of up to $50,000 in the aggregate in the first twelve (12) months following the Commencement Date (the “Residence Date”). If, and only if, Employee has established a residence, which may include temporary housing, in Florida near Company’s headquarters after the Residence Date, thereafter, Employee shall be entitled to up to $25,000 per year in the aggregate in such reimbursement of travel and housing expenses. Employee shall properly account for such expenses in accordance with Company policies and procedures.

5.8 Benefits. The right to receive or participate in all employee benefit programs and perquisites generally established by Company from time to time for employees similarly situated to Employee, subject to the general eligibility requirements and other terms of such programs and perquisites, and subject to Company’s right to amend, terminate or take other similar action with respect to any such programs and perquisites.

5.9 Vacation and Other Paid Time Off. Four (4) weeks of paid time off, including vacation, sick days and any other paid time off, each year in accordance with then current Company policy. Employee shall be entitled to an additional week of paid time off following the first anniversary of the Commencement Date and another week of paid time off after the third anniversary.

5.10 Change in Control. If there is a Change of Control (as defined in the Plan) during the time Employee is still an employee in good standing, all unearned restricted stock units awarded under the Restricted Stock Unit Grant and the Time-Based Restricted Stock Unit Grant that could vest during the calendar year in which the Change of Control occurs shall vest shall be deemed to have been earned and vested immediately prior to the Change of Control.

6.

Termination. This Agreement shall be for at-will employment and shall continue until the occurrence of one of the below events. Upon the termination of Employee’s engagement hereunder, Company shall have no further liability hereunder, except to provide such payments and obligations to Employee as set forth in this Section 6.

6.1	Employee’s engagement and rights hereunder may be terminated as follows:

(i)	By Company for Cause (as defined below in Section 6.2), at any time upon written notice;

(ii)

By the Employee for Good Reason (as defined below in Section 6.3) following at least thirty (30) days’ written notice to Company (which period may be shortened or waived by the party receiving notice);

(iii)	By Employee immediately upon a breach of this Agreement that, if possible to be cured, has gone uncured for at least thirty (30) days following written notice thereof; or

(iv)	By Company, following at least thirty (30) days’ written notice to Employee (which period may be shortened or waived by the party receiving notice);

(v)	By Employee, following at least thirty (30) days’ written notice to Company (which period may be shortened or waived by the party receiving notice); or

(vi)	By the written agreement of Employee and Company.

6.2	For purposes of this Agreement, “Cause” shall mean:

(i) Employee’s engaging in dishonesty, fraud, misappropriation, or embezzlement with respect to Company or in connection with the performance of his or her duties;

(ii) Employee’s willful misconduct, recklessness or gross negligence that materially injures Company, whether such harm is economic or non-economic, including, but not limited to, material injury to their respective businesses or reputations;

(iii) Employee’s conviction or plea of guilty or nolo contendere to any felony or to any misdemeanor involving moral turpitude;

(iv) Employee’s continued and willful refusal to follow the reasonable and lawful directives that are assigned to Employee by the Executive Chairman or the Board, which, if curable, has not been cured by Employee within thirty (30) days after Employee’s receipt of written notice from Company;

(v) Employee’s breach of any material employment or other policy of Company, including but not limited to sexual harassment, other unlawful harassment, workplace discrimination or substance abuse, as reasonably determined by Company, which, if curable, has not been cured by Employee within thirty (30) days after Employee’s receipt of written notice from Company; or

(vi) Employee’s material breach of this Agreement or any other agreement applicable to Employee, which, if curable, has not been cured by Employee within thirty (30) days after receipt of written notice from Company stating with reasonable specificity the nature of such breach.

6.3	As used in this Agreement, “Good Reason” shall mean, without Employee’s consent:

(i)	A material reduction in Employee’s Base Salary, other than in connection with salary reductions of not more than ten percent (10%) imposed on all executive-level employees as approved by the Board;

(ii)	A material diminution in Employee’s authority, duties, or responsibilities; or

(iii)	Any other action or inaction that constitutes a material breach by Company of this Agreement.

6.4	Severance. Upon termination of this Agreement by Company without Cause or by Employee for Good Reason at any time following the Commencement Date (the “Termination Date”), Company shall:

(i)

pay all accrued and unpaid Base Salary and accrued and unused vacation pay, payable within thirty (30) days of the date of termination, and all accrued and vested benefits through the date of termination, payable in accordance with the terms of the applicable benefit plan;

(ii)	pay any Annual Bonus for any prior completed fiscal year that has been determined but not paid as of the date of termination, payable within thirty (30) days of the date of termination;

(iii)

a pro-rata portion (based on days worked through the date of termination) of the Annual Bonus for the fiscal year of termination that Employee would have earned for such year had employment continued, based on actual performance results for the full annual performance period, payable at the time that annual bonuses are paid to active executives of Company (but in no event later than seventy-five (75) days after the end of the fiscal year in which termination occurs);

(iv)

continued payment (“Severance Pay”) of Employee’s Base Salary, payable in equal installments in accordance with Company’s payroll practices (not less frequently than monthly), for a period of six (6) months after the Termination Date commencing on the first payroll period after Employee executes a general release on behalf of Company in connection with such termination (the “Severance Period”); provided, however, in the event of a Change of Control (as defined in the Plan), Employee shall be entitled to Severance Pay for a period of twelve (12) months after the Termination Date, payable as otherwise provided above; provided, further, that the Severance Pay due to Employee shall be reduced by the amount of any earnings from employment, including self-employment or other contract-for-hire work, earned or received by Employee during the Severance Period;

(v)

if Employee timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimburse, grossed up for any applicable taxes, Employee for the monthly COBRA premium paid by Employee for Employee and Employee’s dependents. Such reimbursement shall be paid to Employee on the fifth (5) of the month immediately following the month in which Employee timely remits the premium payment. Employee shall be eligible to receive such reimbursement until the earliest of: (a) the six (6)-month anniversary of the Termination Date (or twelve (12) months in the event of a Change of Control (as defined in the Plan)); (b) the date Employee is no longer eligible to receive COBRA continuation coverage; and (c) the date on which Employee receives substantially similar coverage from another employer or other source.

6.5

Upon termination of this Agreement by Company without Cause or by Employee for Good Reason at any time on or before the one-year anniversary of the Commencement Date, all unearned restricted stock units awarded under the Restricted Stock Unit Grant and the Time-Based Restricted Stock Unit Grant that could vest during the calendar year in which the termination occurs shall vest shall be deemed to have been earned and vested immediately prior to the termination.

6.6	Upon termination, Employee shall:

(i) Deliver to Company all documents, data, records, and all other materials which are provided by Company to Employee, including any Confidential Information;

(ii) Take all such reasonable actions as shall be requested in writing from time to time by Company consistent with the foregoing and for the orderly transition of the services provided by Employee to either Company or to a new employee, in the discretion of Company.

7. Open Market Purchase Shares Obligation. On or before the Commencement Date, Employee shall utilize funds anticipated from the Signing Bonus to purchase shares of Company common stock (Nasdaq: BFI) in an open-market transaction in an amount equal to a minimum of $50,000 and a maximum of $100,000 (such final purchased amount, the “Open Market Purchase”).

8. Confidential Information and Competition. Employee has entered into that certain Agreement Regarding Confidential Information and Prohibiting Competition attached hereto as Exhibit D, the terms and conditions of which are hereby incorporated by this reference and agrees that nothing herein shall limit or restrict the obligations of Employee thereunder or enforcement of the terms thereof. As used herein, the term “Confidential Information” shall have the meaning set forth in the Agreement Regarding Confidential Information and Prohibiting Competition. This Section 8 and the Agreement Regarding Confidential Information and Prohibiting Competition shall survive the termination of this Agreement and Employee’s engagement hereunder.

9. Trade Names and Trademarks. Employee agrees that he will use only such trade names, trademarks or other designations of Company or any simulations thereof as may be authorized in writing by Company. All such use shall be in accordance with Company’s instructions and any such authorization may be withdrawn or modified at any time. Employee will, in the event this Agreement is terminated, cease all use of any of Company’s trade names, trademarks or other designations or other simulations thereof. Employee will not register or attempt to register or assert any right of ownership in any of Company’s trade names, trademarks or other designations or any simulations thereof. Employee shall immediately notify Company in writing upon learning of any potential or actual infringement of any trademark, patent, copyright or other proprietary right owned by or licensed to Company, or of any actual or potential infringement by Company of the rights of any third party.

10. Employee Not Subject to Any Existing Noncompete etc. Except with respect to a non-solicitation provision that Employee is subject to with his former employer, which Company recognizes and accepts, Employee represents and warrants that he is not a party to or subject to any restrictive covenants, legal restrictions, or other agreements in favor of any entity or person that would in any way preclude, inhibit, impair or limit the Employee’s ability to perform his obligations under this Agreement, including, but not limited to, non-competition agreements, , or confidentiality agreements.

11. Miscellaneous.

11.1 Notices. Any notice required or permitted to be delivered to any party under the provisions of this Agreement shall be deemed to have been duly given (a) upon hand delivery thereof, (b) upon telefax or email and written confirmation of transmission, (c) upon proof of delivery and receipt of any overnight deliveries, or (d) on the third (3rd) business day after mailing United States registered or certified mail, return receipt requested, postage prepaid, addressed to each party as follows:

To Company:	200 West Cypress Creek Road, Suite 220
Fort Lauderdale, FL 33309
Attn: Chief Legal Officer & Corporate Secretary

To Employee:	to the address set forth on the signature page

or to such other address or such other person as any party shall designate, in writing, to the others for such purposes and in the manner set forth in this Section.

11.2 Accuracy of Statements. No representation or warranty contained in this Agreement, and no statement delivered, or information supplied to any party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

11.3 Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

11.4 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. Except as otherwise provided in this Agreement, no party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other party. Any assignment or delegation of duties in violation of this provision shall be null and void.

11.5 Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment.

11.6 No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

11.7 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal Employees, successors and assigns may require.

11.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

11.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.11 Litigation. If any party hereto is required to take any action or engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such party, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the prevailing party’s rights hereunder.

11.12 Mediation. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by a mediation administered by a mutually agreed upon mediator and, except as set forth below, the cost of any such mediation shall be shared equally by all parties thereto. Any judgment on the award rendered by the mediator(s) may be entered in any court having jurisdiction thereof. During any mediation related to the Agreement, the parties shall continue to perform their respective obligations under this Agreement. The prevailing party in any enforcement of this Agreement shall be entitled to recover all costs and expenses of such enforcement, including costs of litigation, and attorneys’ fees, costs, and expenses, at trial through appeal.

11.13 Indemnification; D&O Insurance.

(i) Company hereby agrees to indemnify Employee and to defend and hold him harmless to the fullest extent permitted by law and under the by-laws of Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees at all levels of proceedings), losses, and damages resulting from Employee’s good faith performance of his or her duties and obligations hereunder. This Section 11.13 shall survive the termination of this Agreement and Employee’s engagement hereunder.

(ii) Company shall purchase and maintain insurance, at its expense, to protect itself and Employee while serving in such capacity to Company or on behalf of Company as an officer or director or employee of any affiliate of Company.

11.14 Counterparts. This Agreement may be executed in counterparts and by facsimile and/or e-mail .pdf, each of which shall constitute originals and all of which, when taken together, shall constitute the same original instrument, legally binding all parties to this Agreement.

[Signatures on the Following Page.]

With full power and authority and intending to be legally bound, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

/s/ Ophir Sternberg
Ophir Sternberg, Executive Chairman

EMPLOYEE:

By:	/s/ Carl Bachmann

Name:	Carl Bachmann

Address:

EXHIBIT A TO EMPLOYMENT AGREEMENT

Key Performance Indicators (KPIs)

1.	Fifty percent (50%) based on achievement of Company reported Adjusted EBITDA[1] to plan.

2.	Fifty percent (50%) based on achievement of Company reported Revenue to plan.

[1]

Calculated as net income calculated in accordance with generally accepted accounting principles, adjusted to exclude the adverse impact of items attributable to (a) income taxes, (b) costs or losses attributable to the issuance of debt, equity or acquisitions or dispositions of stock or assets, (c) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or Public Company Accounting Oversight Board or adopted by Company after the adjusted EBITDA goal is established, (d) restructuring activities, (e) impairment or disposals of long-lived assets, goodwill or other intangible assets, (f) any business interruption event, (g) negative impacts of legal settlement and defense costs, including tax matters, (h) costs associated with replacing information technology systems, (i) pre-opening costs and (j) negative impacts related to the finalization of purchase price allocation of acquired entities.

EXHIBIT B TO EMPLOYMENT AGREEMENT

RESTRICTED STOCK UNIT AWARD AGREEMENT

BURGERFI INTERNATIONAL, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT (“Restricted Stock Unit Agreement” or “Award Agreement”) is made and entered into as of the Grant Date (as defined below), by and between BurgerFi International, Inc., a Delaware corporation (the “Company”), and the Participant (the “Participant”) named below. Any capitalized term used but not explicitly defined in this Award Agreement shall have the meaning ascribed to such term in the BurgerFi International, Inc. 2020 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), which is attached hereto as Exhibit A.

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1.	Award Information.

a. Grant Date:	[ ], 2023

b. Participant Name:	Carl Bachmann

c. Number of Restricted Stock Unit(s) Awarded:	500,000

2.

Restricted Stock Unit Award. The Company hereby grants to the Participant the total number of Restricted Stock Unit(s) (a “Restricted Stock Unit”) set forth above subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by this reference. A Restricted Stock Unit represents an unsecured and unfunded promise by the Company to deliver, in accordance with the terms of the Plan, Shares with respect to each Restricted Stock Unit. The Restricted Stock Units have been credited to a bookkeeping account on the Participant’s behalf. All amounts credited to the Participant’s account shall continue to be part of the general assets of the Company. The Restricted Stock Units shall be earned in whole, or in part, or not at all, as provided herein.

3.

Vesting. Except as otherwise provided in this Section 3, Restricted Stock Units subject to this grant shall vest in five equal installments, with 20% of the Restricted Stock Units vesting on the first March 29 following the Grant Date (the “Annual Vesting Date”), and an additional 20% of the Restricted Stock Units vesting on each Annual Vesting Date thereafter, subject to the Participant achieving certain Key Performance Indicators set forth on Exhibit B attached hereto; provided that the Participant remains continuously employed by the Company on such anniversaries. The number of Restricted Stock Units vesting on each Annual Vesting Date will be reflected in the Participant’s etrade.com account.

Notwithstanding anything else contained herein, if there is a Change of Control prior to a Termination of Service, all unearned restricted stock units awarded under this Award Agreement that could vest during the calendar year in which the Change of Control occurs shall vest shall be deemed to have been earned and vested immediately prior to the Change of Control.

4.	Termination of Employment; Additional Forfeiture.

(a) All Restricted Stock Units that are held by the Participant that are not vested as of the date of the Participant’s Termination of Service for any reason shall automatically, and without notice, terminate and be forfeited upon the Termination of Service.

(b) All or a portion of the Restricted Stock Units awarded hereunder may be forfeited pursuant to and in accordance with the Plan.

(c) The Participant shall have no right or interest in any Restricted Stock Units that are forfeited and neither the Company nor any affiliate shall have any further obligations to the Participant under this Award Agreement.

(d) Notwithstanding anything to the contrary, the Committee may, in its sole discretion, waive the forfeiture of any or all Restricted Stock Units granted under this Award Agreement in accordance with the Plan.

5.

Settlement of Awards; Delivery of Shares. The Company shall fully settle the vested Restricted Stock Units consistent with Article X of the Plan by delivering Shares or cash in respect of each Restricted Stock Unit that has so vested as soon as reasonably practicable after such vesting date; provided that the Company may withhold a sufficient number of Shares deliverable in satisfaction of such Restricted Stock Unit(s) to be settled to satisfy all or a portion of the tax withholding obligations relating to the vesting and settlement of such units. In no event shall the Participant be entitled to receive any Shares with respect to any unvested or forfeited portion of the Restricted Stock Units awarded hereunder. Such distribution shall be made as soon as reasonably practicable but, in no event, no later than the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested.

6.

Withholding Taxes. The Company shall be entitled to deduct from compensation payable to the Participant any sums required by federal, state, or local tax law to be withheld with respect to the settlement of the Restricted Stock Units, as determined by the Company (the “Withholding Obligation”), including withholding from vested Shares to be issued by the Company in settlement of the Restricted Stock Unit (or portion thereof) that has vested, a number of Shares with an aggregate Fair Market Value that would satisfy the Withholding Obligation. In the alternative, the Company may require the Participant to pay the Withholding Obligation directly to the Company. If the Participant is required to pay the Withholding Obligation directly to the Company, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation due shall be delivered to the Company within thirty (30) days following the vesting of such Restricted Stock Units. If the Participant desires to pay the Withholding Obligation directly to the Company in lieu of the Company exercising its entitlement described in the first sentence hereof, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation shall be delivered to the Company within thirty (30) days prior to the vesting of such Restricted Stock Units. The Company shall have no obligation upon vesting of Restricted Stock Units to issue the vested Shares otherwise deliverable upon such vesting until payment of the Withholding Obligation has been received or otherwise satisfied.

7.

Participant Representation. By signing this Award Agreement, the Participant agrees to execute, upon request, any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Restricted Stock Unit Agreement. The

Participant acknowledges and agrees that the Participant has reviewed this Award Agreement and the Plan in its entirety, had an opportunity to obtain the advice of counsel prior to executing and accepting this Award Agreement, and fully understands all provisions of the Restricted Stock Unit Agreement. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted and may be settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Participant hereby acknowledges receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. The Participant further agrees not to sell any shares of Stock acquired pursuant to this Restricted Stock Unit Agreement at a time when applicable laws, regulations or the Company’s or any applicable underwriter’s trading policies prohibit such sale.

8.	Other Provisions.

(a) Additional Commitments. If applicable, the Participant agrees, prior to the vesting of the Restricted Stock Units granted pursuant to this Award Agreement that he or she shall deliver to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Committee, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation, if the Participant desires to pay the Withholding Obligation in lieu of the Company exercising its entitlement in the first sentence of Section 6 hereof.

(b) Restrictive Legends and Stop-Transfer Orders.

(i) The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(ii) The Company shall not be required: (A) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement, or (B) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

(c) Adjustment. The number of Restricted Stock Units covered by this Restricted Stock Unit Agreement may be adjusted pursuant to the terms of the Plan. The Restricted Stock Unit Agreement shall be subject to the terms of any agreement of merger, liquidation, reorganization or sale in the event the Company is the subject of such a transaction.

(d) Unsecured Obligation. The award of Restricted Stock Units pursuant to this Award Agreement is unfunded, and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or make any payment pursuant to this Award Agreement. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

(e) Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to the Participant shall be addressed to the Participant at the most recent address for the Participant shown in the Company’s records. By a notice given pursuant to this Section 8(e), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(f) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

(g) Governing Law; Severability. This Award Agreement shall be administered, interpreted and enforced under the laws of the State of Florida, without regard to the conflicts of law principles thereof. Should any provision of this Award Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

(h) Conformity to Laws and Policies. This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required and the Company may cancel the Restricted Stock Unit Agreement if it determines that such Restricted Stock Units awarded hereunder would not be in material compliance with such laws and regulations. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(i) Shareholder Rights. Neither the Participant, nor the Participant’s estate or heirs, have any rights as a shareholder of the Company, including the right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the Restricted Stock Units unless and until the Restricted Stock Units become vested and non-forfeitable and if Shares are delivered to the Participant in accordance with this Award Agreement.

(j) Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. The Restricted Stock Units are not assignable or transferable by the Participant other than to (i) a beneficiary, (ii) by will or the laws of descent and distribution, and (iii) to family members or entities (including trusts) established for the benefit of the Participant or the Participant’s family members.

(k) Section 409A. This Award Agreement is intended to comply with the requirements of Section 409A of the Code (“Section 409A”), to the extent applicable, and shall be construed and administered such that the Restricted Stock Units either (i) qualify for an exemption from the requirements of Section 409A or (ii) satisfy the requirements of Section 409A. If a Restricted Stock

Unit is subject to Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A, (iii) and in no event shall the Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A. Any Restricted Stock Unit that is subject to Section 409A and that is to be distributed to a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i) upon separation from service shall be administered so that any distribution with respect to such Restricted Stock Unit shall be postponed for six (6) months following the date of the Participant’s separation from service, if required by Section 409A. If a distribution is delayed pursuant to Section 409A, the distribution shall be paid within fifteen (15) days after the end of the six (6)-month period. If the Participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. The determination of a specified employee, including the number and identity of persons considered specified employees and the identification date, shall be made by the Board or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

BURGERFI INTERNATIONAL, INC.

By:
Name: Michelle Zavolta Title: Chief People Officer

EXHIBIT A

TO RESTRICTED STOCK UNIT AGREEMENT

BURGERFI INTERNATIONAL, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN

EXHIBIT B

TO RESTRICTED STOCK UNIT AGREEMENT

KEY PERFORMANCE INDICATORS FOR CARL BACHMANN

50%	Achieve Adjusted EBITDA Plan

50%	Achieve Revenue Plan

EXHIBIT C TO EMPLOYMENT AGREEMENT

TIME-BASED STOCK UNIT AWARD AGREEMENT

BURGERFI INTERNATIONAL, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT (“Restricted Stock Unit Agreement” or “Award Agreement”) is made and entered into as of the Grant Date (as defined below), by and between BurgerFi International, Inc., a Delaware corporation (the “Company”), and the Participant (the “Participant”) named below. Any capitalized term used but not explicitly defined in this Award Agreement shall have the meaning ascribed to such term in the BurgerFi International, Inc. 2020 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), which is attached hereto as Exhibit A.

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1.	Award Information.

a. Grant Date:	[ ], 2023

b. Participant Name:	Carl Bachmann

c. Number of Restricted Stock Unit(s) Awarded:	500,000

2.

Restricted Stock Unit Award. The Company hereby grants to the Participant the total number of Restricted Stock Unit(s) (a “Restricted Stock Unit”) set forth above subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by this reference. A Restricted Stock Unit represents an unsecured and unfunded promise by the Company to deliver, in accordance with the terms of the Plan, Shares with respect to each Restricted Stock Unit. The Restricted Stock Units have been credited to a bookkeeping account on the Participant’s behalf. All amounts credited to the Participant’s account shall continue to be part of the general assets of the Company. The Restricted Stock Units shall be earned in whole, or in part, or not at all, as provided herein.

3.

Vesting. Except as otherwise provided in this Section 3, Restricted Stock Units subject to this grant shall vest in five equal installments, with 20% of the Restricted Stock Units vesting on the first March 29 following the Grant Date (the “Annual Vesting Date”), and an additional 20% of the Restricted Stock Units vesting on each Annual Vesting Date thereafter; provided that the Participant remains continuously employed by the Company on such anniversaries. The number of Restricted Stock Units vesting on each Annual Vesting Date will be reflected in the Participant’s etrade.com account.

Notwithstanding anything else contained herein, if there is a Change of Control prior to a Termination of Service, all unearned restricted stock units awarded under this Award Agreement that could vest during the calendar year in which the Change of Control occurs shall vest shall be deemed to have been earned and vested immediately prior to the Change of Control.

4.	Termination of Employment; Additional Forfeiture.

(a) All Restricted Stock Units that are held by the Participant that are not vested as of the date of the Participant’s Termination of Service for any reason shall automatically, and without notice, terminate and be forfeited upon the Termination of Service.

(b) All or a portion of the Restricted Stock Units awarded hereunder may be forfeited pursuant to and in accordance with the Plan.

(c) The Participant shall have no right or interest in any Restricted Stock Units that are forfeited and neither the Company nor any affiliate shall have any further obligations to the Participant under this Award Agreement.

(d) Notwithstanding anything to the contrary, the Committee may, in its sole discretion, waive the forfeiture of any or all Restricted Stock Units granted under this Award Agreement in accordance with the Plan.

5.

Settlement of Awards; Delivery of Shares. The Company shall fully settle the vested Restricted Stock Units consistent with Article X of the Plan by delivering Shares or cash in respect of each Restricted Stock Unit that has so vested as soon as reasonably practicable after such vesting date; provided that the Company may withhold a sufficient number of Shares deliverable in satisfaction of such Restricted Stock Unit(s) to be settled to satisfy all or a portion of the tax withholding obligations relating to the vesting and settlement of such units. In no event shall the Participant be entitled to receive any Shares with respect to any unvested or forfeited portion of the Restricted Stock Units awarded hereunder. Such distribution shall be made as soon as reasonably practicable but, in no event, no later than the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested.

6.

Withholding Taxes. The Company shall be entitled to deduct from compensation payable to the Participant any sums required by federal, state, or local tax law to be withheld with respect to the settlement of the Restricted Stock Units, as determined by the Company (the “Withholding Obligation”), including withholding from vested Shares to be issued by the Company in settlement of the Restricted Stock Unit (or portion thereof) that has vested, a number of Shares with an aggregate Fair Market Value that would satisfy the Withholding Obligation. In the alternative, the Company may require the Participant to pay the Withholding Obligation directly to the Company. If the Participant is required to pay the Withholding Obligation directly to the Company, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation due shall be delivered to the Company within thirty (30) days following the vesting of such Restricted Stock Units. If the Participant desires to pay the Withholding Obligation directly to the Company in lieu of the Company exercising its entitlement described in the first sentence hereof, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation shall be delivered to the Company within thirty (30) days prior to the vesting of such Restricted Stock Units. The Company shall have no obligation upon vesting of Restricted Stock Units to issue the vested Shares otherwise deliverable upon such vesting until payment of the Withholding Obligation has been received or otherwise satisfied.

7.

Participant Representation. By signing this Award Agreement, the Participant agrees to execute, upon request, any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Restricted Stock Unit Agreement. The

Participant acknowledges and agrees that the Participant has reviewed this Award Agreement and the Plan in its entirety, had an opportunity to obtain the advice of counsel prior to executing and accepting this Award Agreement, and fully understands all provisions of the Restricted Stock Unit Agreement. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted and may be settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Participant hereby acknowledges receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. The Participant further agrees not to sell any shares of Stock acquired pursuant to this Restricted Stock Unit Agreement at a time when applicable laws, regulations or the Company’s or any applicable underwriter’s trading policies prohibit such sale.

8.	Other Provisions.

(a) Additional Commitments. If applicable, the Participant agrees, prior to the vesting of the Restricted Stock Units granted pursuant to this Award Agreement that he or she shall deliver to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Committee, payment in cash (via cashier’s check or such other form acceptable to the Company), or such other method as the Committee may approve, for the Withholding Obligation, if the Participant desires to pay the Withholding Obligation in lieu of the Company exercising its entitlement in the first sentence of Section 6 hereof.

(b) Restrictive Legends and Stop-Transfer Orders.

(i) The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(ii) The Company shall not be required: (A) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement, or (B) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

(c) Adjustment. The number of Restricted Stock Units covered by this Restricted Stock Unit Agreement may be adjusted pursuant to the terms of the Plan. The Restricted Stock Unit Agreement shall be subject to the terms of any agreement of merger, liquidation, reorganization or sale in the event the Company is the subject of such a transaction.

(d) Unsecured Obligation. The award of Restricted Stock Units pursuant to this Award Agreement is unfunded, and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or make any payment pursuant to this Award Agreement. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

(e) Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to the Participant shall be addressed to the Participant at the most recent address for the Participant shown in the Company’s records. By a notice given pursuant to this Section 8(e), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(f) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

(g) Governing Law; Severability. This Award Agreement shall be administered, interpreted and enforced under the laws of the State of Florida, without regard to the conflicts of law principles thereof. Should any provision of this Award Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

(h) Conformity to Laws and Policies. This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required and the Company may cancel the Restricted Stock Unit Agreement if it determines that such Restricted Stock Units awarded hereunder would not be in material compliance with such laws and regulations. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(i) Shareholder Rights. Neither the Participant, nor the Participant’s estate or heirs, have any rights as a shareholder of the Company, including the right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the Restricted Stock Units unless and until the Restricted Stock Units become vested and non-forfeitable and if Shares are delivered to the Participant in accordance with this Award Agreement.

(j) Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. The Restricted Stock Units are not assignable or transferable by the Participant other than to (i) a beneficiary, (ii) by will or the laws of descent and distribution, and (iii) to family members or entities (including trusts) established for the benefit of the Participant or the Participant’s family members.

(k) Section 409A. This Award Agreement is intended to comply with the requirements of Section 409A of the Code (“Section 409A”), to the extent applicable, and shall be construed and administered such that the Restricted Stock Units either (i) qualify for an exemption from the requirements of Section 409A or (ii) satisfy the requirements of Section 409A. If a Restricted Stock Unit is subject to Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A, (iii) and in no event shall the Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A. Any Restricted Stock Unit that is subject to Section 409A and that is to be distributed to a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i) upon separation from service shall be administered so that any distribution with respect to such Restricted Stock Unit shall be postponed for six (6) months following the date of the Participant’s separation from service, if required by Section 409A. If a distribution is delayed pursuant to Section 409A, the distribution shall be paid within fifteen (15) days after the end of the six (6)-month period. If the Participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. The determination of a specified employee, including the number and identity of persons considered specified employees and the identification date, shall be made by the Board or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

BURGERFI INTERNATIONAL, INC.

By:
Name: Michelle Zavolta Title: Chief People Officer

EXHIBIT A

TO RESTRICTED STOCK UNIT AGREEMENT

BURGERFI INTERNATIONAL, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN

EXHIBIT B

TO RESTRICTED STOCK UNIT AGREEMENT

KEY PERFORMANCE INDICATORS FOR CARL BACHMANN

50%	Achieve Adjusted EBITDA Plan

50%	Achieve Revenue Plan

EXHIBIT D TO EMPLOYMENT AGREEMENT

BURGERFI INTERNATIONAL, INC.

AGREEMENT REGARDING CONFIDENTIAL INFORMATION

AND PROHIBITING COMPETITION

I, the undersigned employee of BurgerFi International, Inc., a Delaware corporation (the “Company”), am entering into this Agreement in consideration of my employment by the Company. The Company is in the business of operating (i) gourmet fast food and quick service casual restaurants focused on all-natural hamburgers, vegetarian burgers, hormone-free chicken, and other complementary food offerings, as well as (ii) casual restaurants serving fresh, never frozen and quality ingredients centered around a 900-degree coal fired oven with menu offerings including “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads (collectively, the “Company’s Business”). I hereby acknowledge that, in conjunction with the performance of my duties as an employee of the Company, I will be exposed to, making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Company and its financial operations, including, but not limited to: the Company’s Business, the identity of the Company’s clients, the prices being charged by the Company to such clients, the Company’s contracts, business records and other records, the Company’s trade secrets, customer lists, vendors and vendor lists, recipes, billing forms, methods, and procedures, trade names, manuals, photographs, samples, literature, sales aids of every kind, software, advertising methods and strategies, information regarding advertising locations, style and wording of all advertising, plans for expansion or marketing strategies, and other similar information relating to the Company and the Company’s Business (all the foregoing being hereinafter referred to collectively as “Confidential Information”). I agree that the Confidential Information is a trade secret of, and is owned solely by, the Company.

I acknowledge that the disclosure of Confidential Information to competitors of the Company would cause the Company irreparable injury. Because I have been and will be exposed to Confidential Information, the Company requires, as a condition to my employment with the Company, that I, the undersigned, execute and deliver to the Company this legally binding agreement (“Agreement”), which is intended to protect the Company from my unauthorized use of the Confidential Information and to prohibit the Company’s competitors from receiving the benefits of my knowledge of the Company’s Business or the specialized training that the Company has provided or will provide to me. This Agreement does not obligate the Company to employ or retain me for any specific length of time. Although the Company seeks to retain valued employees and independent contractors, employment with the Company remains terminable by the Company “at will.”

I agree that all Confidential Information is owned exclusively by the Company, that I may use the Confidential Information only when permitted by the Company and only for the benefit of the Company, that at all times during and subsequent to my employment with the Company, I will not disclose any Confidential Information to any other person or entity for any reason whatsoever, and that I will at all times take such actions as shall be necessary to maintain the confidentiality of the Confidential Information and to prevent its unauthorized disclosure.

I agree that, upon the Company’s demand, whether verbal or written, I will promptly deliver as directed, without retaining copies, all materials and media in my possession that contain Confidential Information or that relate to the Company’s Business. I agree that the fact that I had knowledge, or that others may have had knowledge, of Confidential Information prior to the execution of this Agreement shall not in any way limit or affect my obligations under this Agreement.

I agree that all copyrightable, patentable or unpatentable business information, and other proprietary information, inventions, techniques, know-how, materials and Confidential Information created by me during my employment with the Company, together with all rights relating to said property, are the exclusive property of the Company and its assigns. I further agree that this Agreement constitutes a “Work for Hire” with respect to any copyrightable works created by me during my employment with the Company. I agree to execute all documents, including, but not limited to, assignments of rights, that the Company may request to assist in establishing its ownership of such property.

During the term of my employment with the Company, I will not directly or indirectly, in any location, operate, organize, maintain, establish, manage, own, participate in, or in any manner whatsoever, individually or through any corporation, firm or organization of which I shall be affiliated in any manner whatsoever, have any interest in, whether as owner, investor, operator, partner, stockholder, director, trustee, officer, mortgagee, employee, independent contractor, principal, agent, consultant or otherwise, any other business or venture which engages in the Company’s Business, or is otherwise in competition with Company or any assigns of the Company, unless such activity shall have been previously agreed to in writing by Company and its successors and assigns (I acknowledge that the Company’s Business is advertised and conducted throughout the United States, and accordingly that this covenant against competition shall extend to the entire United States); provided, however, that notwithstanding anything to the contrary in this Exhibit D, I am not prohibited from: (i) directly or indirectly, owning solely as a passive investment not in excess of one percent (1%) in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national exchange or quoted on the NASDAQ National Market, regardless of whether or not such corporation is engaging in the Company’s Business; or (ii) owning a passive equity interest in a diversified private or public debt or equity investment fund (including without limitation hedge and mutual funds) in which I do not have the ability to control or exercise any managerial influence over such fund. Further, during the term of my employment with the Company and for a period of two (2) years thereafter (the “Restricted Period”), I will not: (i) directly or indirectly, divert from the Company or its successors or assigns, any proprietary product or service of the Company, or cause any client or account of the Company to cease using or acquiring the Company’s products or services; or (ii) directly or indirectly, solicit for employment, employ or otherwise engage the services of, any employees, independent contractors, vendors, agents, or consultants of the Company or its successors or assigns; provided, however, that nothing set forth herein shall limit Employee’s right to compete with Company and to work for any competitor of Company after termination of this Agreement.

I acknowledge that I may be performing services at one or more locations that are shared facilities with other entities that may be affiliates of the Company (“Affiliated Entities”). The Affiliated Entities each have their own respective confidential information like that described as the Company’s Confidential Information, and that the Affiliated Entities intend that such confidential information remain confidential under agreements like this agreement. If I should be exposed to or learn of any such confidential information, I agree that it is protected information that shall be owned by the Affiliated Entities in the same manner as the Confidential Information is owned and protected by the Company. Further, I agree that in no event shall any such confidential information be used by me for the purpose of competing with, or to solicit customers, employees, agents or independent contractors of, the Company or any Affiliated Entity. The Affiliated Entities are intended third party beneficiaries for the purpose of enforcing the foregoing.

I agree that if I breach or threaten to breach this Agreement, the Company will be entitled to receive, in addition to all other remedies to which it may be entitled at law or in equity, temporary and permanent injunctions prohibiting any breach of this Agreement by me, or by my partners, agents, representatives, servants, employers, employees, independent contractors and all persons directly or indirectly acting for or with me. In the event the Company obtains a temporary or permanent injunction, I agree that any such injunction shall compute the two (2) year restriction from the date the injunction is entered. The Company shall also be entitled to receive from me reimbursement of all its reasonable attorneys’ and other legal fees and costs that it incurs in enforcing this Agreement, inclusive of all such fees and costs incurred with respect to all negotiations, trial and appellate proceedings. This Agreement shall be interpreted under the laws of the State of Florida, and the venue for any proceedings under this Agreement shall be Palm Beach County, Florida. I hereby submit to the jurisdiction of any state or federal courts in Palm Beach County, Florida for purposes of the foregoing. The terms of this Agreement shall survive the termination of my employment by the Company.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by a mediation administered by a mutually agreed upon mediator and, except as set forth below, the cost of any such mediation shall be shared equally by all parties thereto. Any judgment on the award rendered by the mediator(s) may be entered in any court having jurisdiction thereof. During any mediation related to the Agreement, the parties shall continue to perform their respective obligations under this Agreement. The prevailing party in any enforcement of this Agreement shall be entitled to recover all costs and expenses of such enforcement, including costs of litigation, and attorneys’ fees, costs, and expenses, at trial through appeal.

I agree that the restrictions contained in this Agreement are fair and reasonably necessary to protect the legitimate business interests of the Company and will not unfairly restrict my ability to find gainful work in my field. I also agree that if a court determines that any of the restrictions in this Agreement are unenforceable, the court, in so establishing a substitute restriction, shall recognize that I agree that the restrictions described above be imposed and maintained to the maximum lawful extent. I hereby certify that no representative or agent of the Company has represented, expressly or otherwise, that the Company would not seek to enforce this Agreement. The provisions contained herein shall be binding upon me as an independent obligation and shall be enforceable even if there is or is claimed to be a breach of this Agreement or any other agreement, understanding, commitment or promise by the Company. The Company’s failure or refusal to enforce any of the terms contained in this Agreement against any other employee or independent contractor or former employee or independent contractor for any reason, shall not constitute a defense to the enforcement of this Agreement against me.

I agree that I will not at any time (during or after my employment with the Company) disparage the reputation of the Company, or its customers, vendors, merchants, officers, members, manager, directors, agents, employees or independent contractors.

By executing this Agreement in the space provided below I confirm that I have read, understand and agree to all the provisions of this Agreement and that I agree to be legally bound by the terms of this Agreement. This Agreement is for the benefit of and may be enforced by the Company, its successors and assigns. This Agreement shall supersede and replace any prior confidentiality and non-competition agreements entered into between Company and Employee.

Agreed to as of May 23, 2023

By:

Name: Carl Bachmann
Address: